                        WILLIS LEASE FINANCING CORPORATION
                                 AND SUBSIDIARIES


             Exhibit 11.1
             Computation of Earnings


                        COMPUTATION OF EARNINGS PER SHARE

                                                                                       Three Months Ended March 31
                                                                                -------------------------------------------
                                                                                       2000                   1999
                                                                                --------------------   --------------------
                                                                                (in thousands, except per share data)
Net income
Basic
     Earnings:
          Net income                                                                         $1,682                 $2,785
                                                                                ====================   ===================


     Shares:
          Average common shares outstanding                                                   7,402                  7,363
                                                                                ====================   ====================

Basic earnings per common share                                                               $0.23                  $0.38
                                                                                ====================   ===================

Assuming Full Dilution
     Earnings:
          Net income                                                                         $1,682                 $2,785
                                                                                ====================   ===================


     Shares:
          Diluted average common shares outstanding                                           7,484                  7,450
                                                                                ====================   ===================

Earnings per common share assuming full dilution                                              $0.22                  $0.37
                                                                                ====================   ===================


Supplemental information:

Difference between average common shares outstanding to calculate basic and assuming full dilution is due to options outstanding under the 1996 Stock Options/Stock Issuance Plan and warrants issued in conjunction with the initial public offering




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